27191.4
                                                     Exhibit 4(g)





           COMMON STOCK REGISTRATION RIGHTS AGREEMENT

                   Dated as of August 30, 1996

                          by and among

                         OWENS CORNING,

                         JANNOCK LIMITED

                               and

               CELFORT CONSTRUCTION MATERIALS INC.



           COMMON STOCK REGISTRATION RIGHTS AGREEMENT


          THIS COMMON STOCK REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 30, 1996 among Owens Corning, a Delaware corporation (the "Company"), Jannock Limited, an Ontario corporation ("Jannock"), and Celfort Construction Materials Inc., a Canada corporation and an indirect subsidiary of Jannock (the "Purchaser").

          This Agreement is made pursuant to the Asset Purchase Agreement, dated as of August 30, 1996 (the "Purchase Agreement"), between the Purchaser, Jannock, the Company and OC Celfortec Inc., a Canada corporation and an indirect wholly owned subsidiary of the Company ("OC Sub"), relating to the acquisition by OC Sub of substantially all the assets of the Purchaser's extruded polystyrene insulation products business in consideration of (among other things) the delivery by OC Sub to the Purchaser of OC Sub's promissory note in the form set forth in the Purchase Agreement, which the parties contemplate will be exchanged for an aggregate of 472,250 shares of Common Stock, par value $.10 per share, of the Company.

          In order to induce the Purchaser to enter into the Purchase Agreement and to accept such consideration, the Company agrees with Jannock and the Purchaser as follows:

     1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "Broker" shall mean the New York city office of Goldman, Sachs & Co.

               "Business Day" shall mean a day that is not a Legal Holiday.

               "Closing Date" shall mean the Date of Closing as defined in the Purchase Agreement.

               "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

               "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

               "Exchange Act" shall mean the Securities Exchange
          Act of 1934, as amended from time to time.

               "Holder" shall mean the Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

               "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New
          York are required by law, regulation or executive order to remain closed.

               "Majority of the Registrable Securities" shall mean holders of a majority of the Shares.

               "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               "Purchase Agreement" shall have the meaning set forth in the preamble.

               "Purchaser" shall have the meaning set forth in the preamble.

               "Registrable Securities" shall mean any of (i) the Shares and (ii) Common Stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

               "Registration Statement" shall mean any
          registration statement of the Company, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

               "Restricted Security" shall have the meaning set forth in Rule 144(a)(3) under the Securities Act as modified by applicable SEC interpretations.

               "Rule 144" shall mean Rule 144 under the Securities Act, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

               "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any successor thereto.

               "SEC" shall mean the Securities and Exchange
          Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

               "Shares" shall mean the shares of Common Stock delivered to the Purchaser pursuant to the Share
          Subscription Agreement of even date herewith between the Purchaser and the Company.

               "Transfer Agent" shall mean Chemical Bank and any successor transfer agent or registrar for the Common
          Stock.

     2. Registration and Manner of Sale. (a) No later than sixty (60) days after the Closing Date, the Company shall prepare and file with the SEC a registration statement with respect to all of the Registrable Securities. The Company thereafter shall use reasonable efforts to have such registration statement declared effective by the SEC: (i) two Business Days following the first date on which the closing price of the Registrable Securities equals or exceeds $45.00 per share, but in any event
(ii) no later than seventy-five (75) days after the Closing Date (the "Effectiveness Date"), and in either case shall use reasonable best efforts to take all other actions reasonably necessary to permit public resale of the Registrable Securities in accordance with the order referred to in Section 2(b) until all Registrable Securities are sold.

          (2) Promptly following the Closing Date, the Purchaser shall arrange to have an order placed with the Broker, which order shall authorize and direct the Broker to sell the Registrable Securities (conditioned upon a registration statement covering the Registrable Securities being effective at the time of sale): (i) at any time, if the sale can be effected at or above a price of $45.00 per share, and (ii) to the extent not sold prior to the Effectiveness Date, as promptly as practicable, but in any event within fifteen (15) Business Days after the Effectiveness Date, at the then prevailing market price, in the case of clause (i) or (ii) without materially affecting the market price.

          (3) In the event that on the date (the "Sale Termination Date") that is fifteen (15) Business Days after the Effectiveness Date any of the Registrable Securities have not been sold in accordance with Section 2(b) (other than as a result of a breach by the Holder(s)), within five Business Days after the Sale Termination Date, but in no event later than December 15, 1996, (i) the Company shall cause a Person which is not an Affiliate of the Company (an "Unaffiliated Purchaser") to purchase for its own account, in cash in immediately available funds, any and all of the Registrable Securities then remaining unsold, and (ii) to the extent that the aggregate net proceeds received by the Holder(s) from the Unaffiliated Purchaser and from any sales of Registrable Securities theretofore sold by the Holder(s) pursuant to Section 2(b) (net of all brokerage commissions) is less than Cdn. $29,000,000, the Company shall cause OC Sub to pay to the Holder(s) the applicable Share Proceeds Adjustment Amount in accordance with Section 4.4 of the Purchase Agreement.

          (4)  Notwithstanding anything in this Section 2 or
Section 3, no Holder shall, for a period of 12 months after the Closing Date, sell any Shares or Registrable Securities to or for the benefit of any resident of Canada or through the facilities of The Toronto Stock Exchange and any Holder shall instruct the Broker (or any other broker or dealer acting as its agent in respect of any such sale during such 12 month period) not to sell any Shares or Registrable Securities to or for the benefit of any resident of Canada or through the facilities of The Toronto Stock Exchange.

     3.   Compliance with the Securities Act.

          3.1  Sales and Transfers of Registrable Securities.
(a) None of the Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale"), except (x) in a registration effected pursuant to Section 2 or (y) in compliance with this Section 3.

          (2) The Purchaser may sell its Registrable Securities only pursuant to Section 2 hereof or if:


          (1) such sale is made in reliance on an exemption from the registration requirements of the Securities Act and the Purchaser delivers to the Company an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

          (2) the transferee of such Registrable Securities agrees to be bound by the provisions of this Section 3 with respect to any sale of any of such Registrable
          Securities.

          3.2  Certificates Evidencing the Registrable
Securities. (a) Upon original issuance thereof, and until such time as the same is no longer a Restricted Security, the Registrable Securities shall bear the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE COMMON STOCK EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE COMMON STOCK REPRESENTED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH COMMON STOCK MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) PURSUANT TO EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND, UPON AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY), (b) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND
     (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE COMMON STOCK REPRESENTED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          (2) The certificates representing such Securities and each certificate issued in transfer thereof, shall also bear any legend required under any applicable state securities or "blue sky" laws.

     4. Registration Procedures. In connection with the obligations of the Company with respect to any Registration
Statement pursuant to Section 2 hereof, the Company shall:

          (1) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof.

          (2) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective as provided in Section 2, cause each related Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

          (3) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

          (4) use all reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder thereof covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (5) advise each Holder of Registrable Securities (and the Broker) promptly (and, if required by such Holder, confirm such advice in writing):

          (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
          (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

          (6) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (7) furnish to each Holder of Registrable Securities and to the Purchaser, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

          (8) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

          (9)  upon the occurrence of any event contemplated by
Section 4(e)(v) hereof, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Purchaser of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as soon as reasonably practicable and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in good faith that such disclosure is not necessary, the Company agrees promptly to notify each Holder of such determination, to amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the Prospectus as so amended or supplemented as each Holder may reasonably request;

          (10) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such documents to the Holders and make available for discussion of such document the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities;

          (11) obtain a CUSIP number for the Common Stock; and

          (12) shall use its best efforts to cause the Registrable Securities to be listed on the New York Stock
Exchange and the Toronto Stock Exchange.

          The Company may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to (i) furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Agreement.

     5. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and
(B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is required by the managing underwriters, if any,) (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants for the Company, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company,
(viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (2) Notwithstanding the terms of Section 5(a), the Company shall not pay for the fees and disbursements of counsel or other advisors retained by the Holders of Registrable
Securities in connection with the registration of the Registrable
Securities.

     6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, including without limitation Jannock, and each of their respective directors, officers, partners, agents and employees from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person, director, officer, partner, agent or employee in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use in any such Registration Statement or Prospectus.

          (2)  In addition to the indemnification provided in
Section 6(a) hereof, the Company agrees to indemnify and hold harmless the Purchaser and Jannock from and against Indemnifiable Tax Liabilities. For purposes of this Agreement, the term "Indemnifiable Tax Liabilities" means all liabilities for taxes (including interest and penalties thereon, and any reasonable legal and other fees and expenses incurred in investigating or defending any claim therefor) assessed against the Purchaser solely to the extent that said liabilities in such amount would not have been incurred if the Purchase Price (as defined in the Purchase Agreement) paid to the Purchaser pursuant to Section 4.1 of the Purchase Agreement had been paid in cash on the Closing Date in the amount of Cdn. $29,000,000, as adjusted in accordance with Section 4.3 thereof. Each of the Purchaser and Jannock hereby represents to the Company that, to its knowledge after due inquiry and consultation with its professional advisors, there is no reasonable basis to believe that there exist any facts that would be reasonably likely to give rise to or result in a final assessment against the Purchaser for taxes in respect of which the Purchaser would be entitled to make a claim for indemnification pursuant to this paragraph (b). Each of the Purchaser and Jannock acknowledges that the Company would not have agreed to provide the indemnification set forth in this paragraph (b) except (i) in reliance on the information set forth in the tax returns of the Purchaser that have been provided to the Company and (ii) for the represention made by the Purchaser and Jannock in the immediately preceding sentence.

          (3) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (4) In case any proceeding (including any governmental investigation or other claim or assessment) shall be instituted or made involving any person in respect of which indemnity may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the "indemnified party") shall promptly notify the person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (5) To the extent the indemnification provided for in paragraph (a) or (c) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by, in the case of a claim under paragraph (a) of this Section 6, the Company on the one hand and the Holders on the other hand and, in the case of a claim under paragraph (c) of this Section 6, by the Company on the one hand and each Holder who may be an indemnifying party on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault, in the case of a claim under paragraph (a) of this Section 6, of the Company on the one hand and the Holders on the other hand and, in the case of a claim under paragraph (c) of this Section 6, by the Company on the one hand and each Holder who may be an indemnifying party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (6) The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this
Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (7) At the request of the Broker, the Company shall enter into indemnification arrangements customarily requested by the Broker.

     7.   Miscellaneous.

          (1) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

          (2) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a Majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

          (3) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice (with copies) given in accordance with the provisions of this Section 7(c), which address initially is with respect to the Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, at the Company's address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (4) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, any subsequent Holder; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or this Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (5) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (6) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (7) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

          (8) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                         *     *     *
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              OWENS CORNING


                              By:______________________________
                                 Name
                                 Title


                              JANNOCK LIMITED


                              By:______________________________
                                 Name
                                 Title


                              CELFORT CONSTRUCTION MATERIALS INC.

                              By:______________________________
                                 Name
                                 Title